UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-34594	27-0676603
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Third Avenue New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (212) 725-7550

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 12, 2010, Towers Watson & Co. (“Towers Watson”) issued a press release announcing its financial results for the three months ended March 31, 2010.

A copy of Towers Watson’s press release is attached hereto as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein. A reconciliation between certain non-GAAP financial measures and reported financial results is provided as an attachment to this press release.

The information contained in this Form 8-K, including the attached exhibit, is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

In the section of the press release titled “Tender Offer for $200 Million of Class B-1 Common Stock”, Towers Watson also announced that it intends to commence a tender offer for up to an aggregate amount of $200 million of its Class B-1 common stock in exchange for unsecured subordinated notes of the company due March 15, 2012.

More information about the tender offer, including the formula to determine the principal amount of the notes, will be made available in future filings with the SEC.  Towers Watson anticipates that those filings will be made shortly after filing its quarterly report on Form 10-Q for the period ended March 31, 2010. The information contained under the heading “Tender Offer for $200 Million of Class B-1 Common Stock” is incorporated herein by reference. No other information contained in the press release shall be deemed to be incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Press Release, dated May 12, 2010, announcing Towers Watson’s financial results for the three months ended March 31, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.
(Registrant)

Date: May 12, 2010
	By:	/s/ Roger F. Millay
	Name:	Roger F. Millay
	Title:	Vice President and Chief Financial Officer

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